JOINT FILING AGREEMENT

         The undersigned, and each of them, do hereby agree and consent to the filing of a single statement on behalf of all of them on Schedule 13D and amendments thereto, in accordance with the provisions of Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended.

Dated:   September 29, 1998


                                        /s/ Tom Hemingway
                                        --------------------------------------
                                        Tom Hemingway, an individual


                                        /s/ T. Richard Hutt
                                        --------------------------------------
                         T. Richard Hutt, an individual


                                        /s/ James Budd
                                        --------------------------------------
                                        James Budd, an individual


                                        /s/ Detra Mauro
                                        --------------------------------------
                                        Detra Mauro, an individual